As filed with the Securities and Exchange Commission on November 15, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________

AMTECH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Arizona	3559	86-0411215
(State of incorporation)	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
	Classification Code No.)

131 South Clark Drive
Tempe, Arizona 85281
(480) 967-5146
(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)

______________

Bradley C. Anderson
Vice President – Finance, Chief Financial Officer
Amtech Systems, Inc.
131 South Clark Drive
Tempe, Arizona 85281
(480) 967-5146
(Name, address, including zip code and telephone number, including area code, of agent for service)

with copies to:

Christopher D. Johnson, Esq.	Jeffrey Harrell, Esq.
Scott I. Gruber, Esq.	Gabriella Lombardi, Esq.
Squire, Sanders & Dempsey L.L.P.	Pillsbury Winthrop Shaw Pittman LLP
Two Renaissance Square	2475 Hanover Street
40 North Central Avenue, Suite 2700	Palo Alto, California 94304
Phoenix, Arizona 85004	(650) 233-4500
(602) 528-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ – See SEC File No. 333-146856.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered (1)	Share	Price	Registration Fee
Common Stock, par
value $0.01 per share	575,000 shares	$14.41	$8,285,750	$255
____________________

(1)	The 575,000 shares of common stock being registered in this registration statement are in addition to the 2,300,000 shares of common stock registered pursuant to the registrant’s prior Registration Statement on Form S-1 (No. 333-146856).

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) by Amtech Systems, Inc. (the “Company”) pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (File No. 333-146856) filed by the Company with the Commission, as amended, including each of the documents included therein or incorporated by reference therein and all exhibits thereto, which was declared effective by the Commission at 4:30 PM EST on November 15, 2007, are incorporated herein by reference into, and shall be deemed part of, this registration statement.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

All exhibits filed with or incorporated by reference in the registration statement on Form S-1, as amended, (File No. 333-146856) are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except for the following which are filed herewith:

METHOD OF
EXHIBIT NO.	DESCRIPTION	FILING
5.1	Opinion of Squire, Sanders & Dempsey L.L.P.	*
23.1	Consent of Independent Registered Public Accounting Firm - Mayer Hoffman McCann P.C.	*
23.2	Consent of Independent Registered Public Accounting Firm - KPMG LLP	*
23.3	Consent of Independent Registered Public Accounting Firm - Audit et Conseil Union	*
24	Powers of Attorney	**
____________________

*	Filed herewith.

**	Previously filed with Amendment No. 1 to Amtech’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 7, 2007.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMTECH SYSTEMS, INC.

November 15, 2007	By:	/s/ Bradley C. Anderson
Bradley C. Anderson,
Vice President – Finance and
Chief Financial Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE
*	Chairman of the Board, President and	November 15, 2007
Chief Executive Officer
Jong S. Whang	(Principal Executive Officer)

/s/ Bradley C. Anderson	Vice President – Finance and	November 15, 2007
Chief Financial Officer
Bradley C. Anderson	(Principal Financial Officer)

*	Chief Accounting Officer	November 15, 2007
(Principal Accounting Officer)
Robert T. Hass

*	Director	November 15, 2007

Lawrence D. Firestone

*	Director	November 15, 2007

Robert F. King

*By: /s/ Bradley C. Anderson

Bradley C. Anderson, Attorney-In-Fact**

**	By authority of the power of attorney filed as Exhibit 24 to Amendment No. 1 to Amtech’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (File No. 333-146856).

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EXHIBIT INDEX

All exhibits filed with or incorporated by reference in the registration statement on Form S-1, as amended, (File No. 333-146856) are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except for the following which are filed herewith:

METHOD OF
EXHIBIT NO.	DESCRIPTION	FILING
5.1	Opinion of Squire, Sanders & Dempsey L.L.P.	*
23.1	Consent of Independent Registered Public Accounting Firm - Mayer Hoffman McCann P.C.	*
23.2	Consent of Independent Registered Public Accounting Firm - KPMG LLP	*
23.3	Consent of Independent Registered Public Accounting Firm - Audit et Conseil Union	*
24	Powers of Attorney	**
____________________

*	Filed herewith.

**	Previously filed with Amendment No. 1 to Amtech’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 7, 2007.

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